Exhibit 99.1

ADTRAN, Inc. Reports Results for the First Quarter 2013 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--April 9, 2013--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the first quarter 2013. For the quarter, sales were $143,013,000 compared to $134,735,000 for the first quarter of 2012. Net income was $7,890,000 for the quarter compared to $12,960,000 for the first quarter of 2012. Earnings per share, assuming dilution, were $0.13 for the quarter compared to $0.20 for the first quarter of 2012. Non-GAAP earnings per share for the quarter were $0.17 compared to $0.25 for the first quarter of 2012. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Operating results for the quarter came in as expected with our domestic carrier business continuing to solidify and our overall revenue positively impacted by sequential growth internationally and in our Enterprise business. We believe our company is well positioned for an improving spending environment in our markets and strategic investments by our carrier customers.”

The Company also announced that its Board of Directors declared a cash dividend for the first quarter of 2013. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on April 25, 2013. The ex-dividend date is April 23, 2013 and the payment date is May 9, 2013.

Non-GAAP earnings per share exclude the effect of acquisition related expenses, amortizations and adjustments, and stock compensation expense.

The Company confirmed that its first quarter conference call will be held Wednesday, April 10, 2013 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2012. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet (Unaudited) (In thousands)

	March 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$58,640	$68,457
Short-term investments	189,236	160,481
Accounts receivable, net	82,102	81,194
Other receivables	16,164	16,253
Inventory	95,767	102,583
Prepaid expenses	4,419	4,148
Deferred tax assets, net	12,972	13,055
Total Current Assets	459,300	446,171

Property, plant and equipment, net	77,781	80,246
Deferred tax assets, net	10,680	10,261
Goodwill	3,492	3,492
Other assets	12,599	13,482
Long-term investments	310,484	332,729

Total Assets	$874,336	$886,381

Liabilities and Stockholders' Equity
Accounts payable	$48,933	$42,173
Unearned revenue	33,563	38,051
Accrued expenses	11,117	10,309
Accrued wages and benefits	16,479	15,022
Income tax payable, net	1,585	1,211
Total Current Liabilities	111,677	106,766

Non-current unearned revenue	24,990	23,803
Other non-current liabilities	18,541	17,406
Bonds payable	46,000	46,000
Total Liabilities	201,208	193,975

Stockholders' Equity	673,128	692,406

Total Liabilities and Stockholders' Equity	$874,336	$886,381

Consolidated Statements of Income (Unaudited) (In thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012

Sales	$143,013	$134,735
Cost of sales	73,336	60,648

Gross Profit	69,677	74,087

Selling, general and administrative expenses	30,603	33,111
Research and development expenses	32,511	24,795

Operating Income	6,563	16,181

Interest and dividend income	1,768	1,861
Interest expense	(581)	(588)
Net realized investment gain	3,645	2,467
Other income (expense), net	(1,672)	141

Income before provision for income taxes	9,723	20,062

Provision for income taxes	(1,833)	(7,102)

Net Income	$7,890	$12,960

Weighted average shares outstanding - basic	61,847	63,809
Weighted average shares outstanding - diluted (1)	62,030	64,849

Earnings per common share - basic	$0.13	$0.20
Earnings per common share - diluted (1)	$0.13	$0.20

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income (Unaudited) (In thousands)

	Three Months Ended
	March 31,
	2013	2012

Net Income	$7,890	$12,960

Other Comprehensive Income (Loss), net of tax:

Unrealized gains (losses) on available-for-sale securities	(1,644)	6,757
Foreign currency translation	323	153

Other Comprehensive Income (Loss), net of tax	(1,321)	6,910

Comprehensive Income, net of tax	$6,569	$19,870

Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net income	$7,890	$12,960
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,663	3,095
Amortization of net premium on available-for-sale investments	1,754	2,171
Net realized gain on long-term investments	(3,645)	(2,467)
Net (gain) loss on disposal of property, plant and equipment	17	(214)
Stock-based compensation expense	2,232	2,221
Deferred income taxes	715	(2,030)
Tax benefit from stock option exercises	-	1,492
Excess tax benefits from stock-based compensation arrangements	-	(1,153)
Change in operating assets and liabilities:
Accounts receivable, net	(1,306)	1,334
Other receivables	(224)	1,706
Inventory	6,540	(8,005)
Prepaid expenses and other assets	(217)	(710)
Accounts payable	7,262	1,831
Accrued expenses and other liabilities	1,188	5,287
Income tax payable, net	379	7,017
Net cash provided by operating activities	26,248	24,535

Cash flows from investing activities:
Purchases of property, plant and equipment	(735)	(4,086)
Proceeds from disposals of property, plant and equipment	-	266
Proceeds from sales and maturities of available-for-sale investments	118,133	69,364
Purchases of available-for-sale investments	(125,411)	(95,646)
Net cash used in investing activities	(8,013)	(30,102)

Cash flows from financing activities:
Proceeds from stock option exercises	55	3,560
Purchases of treasury stock	(22,546)	-
Dividend payments	(5,586)	(5,739)
Excess tax benefits from stock-based compensation arrangements	-	1,153
Net cash used in financing activities	(28,077)	(1,026)

Net decrease in cash and cash equivalents	(9,842)	(6,593)
Effect of exchange rate changes	25	153
Cash and cash equivalents, beginning of period	68,457	42,979

Cash and cash equivalents, end of period	$58,640	$36,539

Supplemental Information
Acquisition Related Expenses, Amortizations and Adjustments
(Unaudited)
(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three months ended March 31, 2013 and 2012 for both transactions are as follows:

	Three Months Ended
	March 31,
	2013	2012
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets and other purchase accounting adjustments	$293	$484

NSN BBA acquisition
Amortization of acquired intangible assets	294	-
Amortization of other purchase accounting adjustments	410	-
Acquisition related professional fees, travel and other expenses	154	1,580

Subtotal	858	1,580

Total acquisition related expenses, amortizations and adjustments	1,151	2,064
Tax effect	(380)	(803)

Total acquisition related expenses, amortizations and adjustments, net of tax	$771	$1,261

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three months ended March 31, 2013 and 2012:

	Three Months Ended
	March 31,
	2013	2012

Revenue (adjustments to deferred revenue recognized in the period)	$262	$146
Cost of goods sold	87	137

Subtotal	349	283

Selling, general and administrative expenses	161	1,561
Research and development expenses	641	220

Subtotal	802	1,781

Total acquisition related expenses, amortizations and adjustments	1,151	2,064
Tax effect	(380)	(803)

Total acquisition related expenses, amortizations and adjustments, net of tax	$771	$1,261

Supplemental Information Stock-based Compensation Expense (Unaudited) (In thousands)

	Three Months Ended
	March 31,
	2013	2012

Stock-based compensation expense included in cost of sales	$106	$101

Selling, general and administrative expense	1,063	1,051
Research and development expense	1,063	1,069

Stock-based compensation expense included in operating expenses	2,126	2,120

Total stock-based compensation expense	2,232	2,221
Tax benefit for expense associated with non-qualified options	(307)	(301)

Total stock-based compensation expense, net of tax	$1,925	$1,920

Reconciliation of GAAP net income per share, diluted, to Non-GAAP net income per share, diluted (Unaudited)

	Three Months Ended
	March 31,
	2013	2012

GAAP earnings per common share – diluted	$0.13	$0.20

Acquisition related expenses, amortizations and adjustments	0.01	0.02
Stock-based compensation expense	0.03	0.03

Non-GAAP earnings per common share – diluted	$0.17	$0.25

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
Investor Services/Assistance:
Gayle Ellis, 256-963-8220